Exhibit 4.2

Dealer Common Terms Deed Poll

Dated 8 October 2024

in relation to the

A$ Debt Issuance Program of

Blue Owl Credit Income Corp.

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Ref: PJH:AYC:HSY

Dealer Common Terms Deed Poll

Contents

Details		1

General terms		2

Part 1 The Program		2

1	Interpretation	2

1.1	Definitions	2
1.2	General interpretation	8

2	The Program	9

2.1	The Program	9
2.2	Term of the Program	9
2.3	Currencies	9
2.4	Additional issuance	10

3	Conditions precedent	10

3.1	Conditions to each issue	10
3.2	Benefit of conditions and waiver	12

Part 2 Notes		12

4	Procedures for offer and acceptance of Notes	12

4.1	Issue of Notes to Dealers	12
4.2	Promotion of secondary market in Syndicated Issue	12
4.3	No obligation to facilitate liquidity in Private Issue	12
4.4	Third party sales by the Issuer	13

5	Form of Notes	13

5.1	Form of Notes	13
5.2	Pricing Supplement	13
5.3	Relevant Agreement	13
5.4	Description of Notes	13

Part 3 Payment and issue of Notes		13

6	Payment and issue of Notes	13

6.1	Clearing Systems	13
6.2	Transactions through a Clearing System	13
6.3	Clearing System rules apply	14

Part 4 Standard terms		14

7	Dealers’ acknowledgments and obligations	14

7.1	No disclosure document or prospectus	14
7.2	Dealers to observe applicable law	14
7.3	Selling Restrictions	15
7.4	Change to Selling Restrictions	15
7.5	Dealers to obtain authorisations	15
7.6	Dealer’s right to suspend or cancel	15
7.7	Extent and duration	15

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8	Information Memorandum	16

8.1	Issuer to send copies of the Information Memorandum and other documents	16
8.2	Authority to distribute	16
8.3	Withdrawal of Information Memorandum	16
8.4	Authorised information	16
8.5	Secondary market distribution	17

9	Representations and warranties	17

9.1	Representations and warranties by the Issuer	17
9.2	Representations and warranties by the Adviser	25
9.3	Repetition of representations and warranties	29
9.4	Reliance	29
9.5	Full force and effect	29

10	Undertakings	30

11	Fees, Costs, Taxes and indemnities	30
11.1	Fees, Costs and Taxes	30
11.2	Indemnity from the Issuer	31
11.3	Indemnity from the Dealers	32
11.4	Defence of proceedings	32
11.5	Consideration is exclusive of GST	33
11.6	GST gross up	33
11.7	Input tax credit	33

Part 5 Dealers and Agents		33

12	Scope of relationship	33

12.1	Relationship and status of parties	33
12.2	No fiduciary, adviser or agency relationship	34
12.3	Nature of obligations	34
12.4	Nature of obligations under Relevant Agreement	34

13	Recognition of bail-in legislation	34

14	Recognition of the U.S. Special Resolution Regimes	35

15	MiFID Product Governance and UK MiFIR Product Governance	35

16	Dealer appointment and termination	35

16.1	Appointments of Dealers	35
16.2	Lead Manager	35
16.3	When appointment of Dealer takes effect	36
16.4	Termination of appointment of Dealer	36
16.5	Obligations and rights of and Dealers	36
16.6	Effect of termination	36

17	Calculation Agent	36

Part 6 General		36

18	Dealing with interests	36

19	Program Amount	36

19.1	Variation of Program Amount	36

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19.2	When variation takes effect	36
19.3	References to the varied Program Amount	36
19.4	Determination of Program Amount	37

20	Notices	37

20.1	Form	37
20.2	Delivery	37
20.3	When effective	37
20.4	Deemed receipt – postal	37
20.5	Deemed receipt – email	37
20.6	Deemed receipt - general	38
20.7	Waiver of notice period	38

21	General	38

21.1	Application to Program Documents	38
21.2	Prompt performance	38
21.3	Consents	38
21.4	Certificates	38
21.5	Discretion in exercising rights	38
21.6	Partial exercising of rights	38
21.7	No liability for Loss	38
21.8	Conflict of interest	39
21.9	Remedies cumulative	39
21.10	Indemnities	39
21.11	Rights and obligations are unaffected	39
21.12	Inconsistent law	39
21.13	Time of the essence	39
21.14	Variation and waiver	39
21.15	Confidentiality	39

22	Counterparts	40

23	Governing law and service of process	40

23.1	Governing law	40
23.2	Serving documents	40
23.3	Agent for service of process	40

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Dealer Common Terms Deed Poll

Details

Issuer	Name	Blue Owl Credit Income Corp.

	Address	399 Park Avenue, 37th Floor New York, New York 10022 United States

	Telephone	+1 212 419 3000

	Email	legal@blueowl.com

	Attention	Legal

Adviser	Name	Blue Owl Credit Advisors LLC

	Address	399 Park Avenue, 37th Floor New York, New York 10022 United States

	Telephone	+1 212 419 3000

	Email	legal@blueowl.com

	Attention	Legal

Dealers	This deed poll only applies to any financial institution appointed as a Dealer when the Issuer enters into a Relevant Agreement with that Dealer in relation to a particular Tranche or Series of Notes. On execution of a Relevant Agreement, each such financial institution will be a Dealer for the purposes of, and bound by the terms of, this deed poll.

Program Amount	A$2,500,000,000 (or its equivalent in other currencies) as varied in accordance with clause 19 (“Program Amount”)

Governing law	New South Wales, Australia

Date of deed poll	8 October 2024

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Dealer Common Terms Deed Poll

General terms

Part 1 The Program

1	Interpretation

1.1	Definitions

These meanings apply in relation to capitalised terms unless the contrary intention appears:

Administration Agreement means the Amended and Restated Administration Agreement dated 18 May 2021 between the Issuer and the Adviser;

Adviser means Blue Owl Credit Advisors LLC;

Advisers Act means the United States Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder;

Adviser Material Adverse Effect means a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole;

Adviser Officer’s Certificate means a certificate signed by two appropriate senior officers of the Adviser in, or substantially in, the form set out in Schedule 2 (“Form of Adviser Officer’s Certificate”);

Affiliate shall have the meaning specified in Rule 501(b) of Regulation D under the Securities Act;

Agency Agreement means:

(a)	the agreement entitled “Agency and Registry Services Agreement” dated 8 October 2024 between the Issuer and BTA Institutional Services Australia Limited (ABN 48 002 916 396);

(b)

any other agreement between the Issuer and a Registrar in relation to the establishment and maintenance of a Register (and/or the performance of any payment or other duties) for any issue of Notes; and/or

(c)	any other agency agreement between the Issuer and an Agent in connection with any issue of Notes;

Agent means each of the Registrar, the issuing and paying agent, the Calculation Agent, if any, and any additional agents appointed under an Agency Agreement, or any of them individually as the context requires;

ASX and Australian Securities Exchange means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691);

Austraclear means Austraclear Ltd (ABN 94 002 060 773);

Austraclear System means the clearing and settlement system operated by Austraclear in Australia for holding securities and electronic recording and settling of transactions in those securities between participants of that system;

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Australian Dollar Equivalent means on any day:

(a)	in relation to any Note denominated in Australian dollars, the principal amount of that Note; and

(b)

in relation to any Note denominated in any other currency, the amount in Australian dollars which would be required to purchase the principal amount of that Note as expressed in that other currency at the spot rate of exchange for the purchase of that other currency with Australian dollars quoted by the Calculation Agent or (if none) the Dealer at or about 11.00 am on that day;

Authorised	Officer means:

(a)

in the case of a Dealer or a Lead Manager, a director or secretary of that party or an officer of that party whose title contains the word “director”, “chief”, “head”, “president”, “manager”, “dealer”, “managing director” or “vice president” or a person performing the functions of any of them, or any other person appointed by that party as an Authorised Officer for the purposes of the Program Documents and the Notes; and

(b)	in the case of the Issuer:

(i)	a person appointed by the Issuer as an Authorised Officer for the purposes of the Program Documents and Notes; or

(ii)	any other person duly authorised by the Issuer to act on its behalf in connection with the Program;

Bail-in Legislation means:

(a)	in relation to the United Kingdom, the UK Bail-in Legislation; or

(b)

in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

Bail-in Powers means:

(a)

the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; or

(b)	any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

BRRD means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

BRRD Liability means a liability in respect of which the relevant Bail-in Powers may be exercised;

Business Day means:

(a)

a day on which banks are open for general banking business in Sydney and in each other (if any) Relevant Financial Centre specified in the Pricing Supplement (not being a Saturday, Sunday or public holiday in that place); and

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(b)

if a Note to be held in a Clearing System is to be issued or a payment is to be made in respect of a Note held in a Clearing System, a day on which each the Clearing System in which the relevant Note is lodged is operating;

Calculation Agent means, in respect of a Note, the person appointed by the Issuer and specified in the Pricing Supplement as the party responsible for calculating the interest rate and other amounts required to be calculated under the Conditions;

Clearing System means:

(a)	the Austraclear System; or

(b)	any other clearing system outside Australia specified in the Pricing Supplement;

Conditions means, in relation to a Note, the terms and conditions applicable to that Note set out in the Information Memorandum as amended, supplemented, modified or replaced by an applicable Pricing Supplement and references to a particular numbered Condition shall be construed accordingly;

Costs includes costs, charges and expenses, including those incurred in connection with advisers (legal or otherwise);

Covered Affiliate has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

Covered Entity means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

Dealer means the dealer purchasing Notes in accordance with a Relevant Agreement entered into under this deed poll;

Deed Poll means:

(a)	the deed poll entitled “Note Deed Poll” dated 8 October 2024; and

(b)

such other deed poll that supplements, amends, restates, modifies or replaces the deed poll referred to above, or which is otherwise acknowledged in writing to be a deed poll for the purposes of the Program, in each case, executed by the Issuer;

Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule;

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Event of Default has the meaning given in the Conditions;

GST means a goods and services or similar tax imposed in Australia;

Information Memorandum means, in respect of a Note:

(a)	the Information Memorandum dated 8 October 2024 or the then latest information memorandum which replaces that document; or

(b)	the information memorandum or other offering document referred to in the applicable Pricing Supplement,

in each case, prepared by, or on behalf of, and approved in writing by, the Issuer in connection with the issue of Notes and includes all documents incorporated by reference in it, including any applicable Pricing Supplement and any other amendments or supplements to it, provided that, for the purposes of clause 9.1 (“Representation and warranties of the Issuer”), in respect of the date of each Relevant Agreement and each Issue Date, means the Information Memorandum as at the date on which the Relevant Agreement is made, but not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

Internal Revenue Code means the United States Internal Revenue Code of 1986 (as amended);

Investment Company Act shall mean the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder;

Investment Management Agreement means the Amended and Restated Investment Advisory Agreement dated 18 May 2021 between the Issuer and the Adviser;

Issue Date means, in respect of a Note, the date on which the Note is, or is to be, issued and as may be specified, or determined, in accordance with, the Pricing Supplement;

Issuer means Blue Owl Credit Income Corp.;

Issuer Officer’s Certificate means a certificate signed by the chief financial officer or chief accounting officer and one additional senior executive officer, in each case of the Issuer in, or substantially in, the form set out in Schedule 1 (“Form of Issuer Officer’s Certificate”);

Lead Manager means, in respect of any Tranche, a Dealer who is specified in the applicable Pricing Supplement and related Relevant Agreement as the “Lead Manager” or a “Joint Lead Manager” for that Tranche. A reference to “Lead Manager” or “Joint Lead Manager” is a reference to the Lead Manager or the Joint Lead Managers of a Tranche (as the case may be);

Loss means any losses, claims, damages, liabilities or Costs;

Material Adverse Effect means a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer and its subsidiaries taken as a whole or the performance of its payment obligations under the Programme Documents;

MiFID Product Governance Rules means the MiFID Product Governance rules under EU Delegated Directive 2017/593;

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Note means each form of bond, note, debt security, debt instrument or debt obligation specified in an applicable Pricing Supplement and issued or to be issued by the Issuer which is constituted by, and owing under, the Deed Poll and the details of which are recorded in, and evidenced by entry in, the Register. References to any particular type of “Note” or “Notes” shall be read and construed accordingly. All references to “Notes” must, unless the context otherwise requires, be read and construed as references to the Notes of a particular Series;

Noteholder means, in respect of a Note, each person whose name is entered in the Register as being a holder of the Note;

Pricing Supplement means, in respect of a Tranche of Notes, the supplement specifying the relevant issue details in relation to that Tranche of Notes and which may be substantially in the form set out in the Information Memorandum, duly completed and signed by the Issuer;

Private Issue means an issue of Notes as so described in clause 4.1 (“Issue of Notes to Dealers”);

Proceedings has the meaning given in clause 23.1 (“Governing law”);

Program means the Issuer’s uncommitted program for the issuance of Notes described in the Information Memorandum;

Program Amount means A$2,500,000,000 (or its equivalent in other currencies) as varied in accordance with clause 19 (“Program Amount”);

Program Documents means:

(a)	this deed poll;

(b)	each Deed Poll;

(c)	each Agency Agreement;

(d)	each Relevant Agreement;

(e)	each Pricing Supplement; and

(f)	any other document which the Issuer acknowledges in writing to be a Program Document;

Purchase Price means, in relation to Notes being issued to a Dealer, the price payable by the Dealer to the Issuer under the Relevant Agreement agreed in respect of those Notes. This amount may include any accrued interest and take account of any agreed commission, fees, concessions or other agreed deductibles;

Rating Agency means any of:

(a)	S&P Global Ratings, a division of S&P Global Inc., or any of its subsidiaries;

(b)	Moody’s Investors Service, Inc. or any of its subsidiaries;

(c)	Fitch Ratings Inc. or any of its subsidiaries; and/or

(d)	any other internationally recognised rating agency specified in a Pricing Supplement in relation to a Series of Notes;

Register means the register, including any branch register, of Noteholders established and maintained by the Issuer, or by a Registrar on its behalf, under an Agency Agreement;

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Registrar means:

(a)	BTA Institutional Services Australia Limited (ABN 48 002 916 396); and/or

(b)	any other person appointed by the Issuer under a relevant Agency Agreement to establish and maintain the Register in respect of a Tranche of Notes on the Issuer’s behalf from time to time;

Relevant Agreement means an agreement in writing between the Issuer and any Dealer for the sale by the Issuer and the purchase by that Dealer of any Notes and includes each Subscription Agreement;

Relevant Resolution Authority means the resolution authority with the ability to exercise any Bail-in Powers in relation to a Dealer;

SEC means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act or, if at any time after the date of the Deed Poll such Commission is not existing and performing the duties, then the body performing such duties on such date;

Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder;

Selling Restrictions means the selling and distribution restrictions set out in the section entitled “Selling restrictions” in the Information Memorandum;

Series means an issue of Notes made up of one or more Tranches all of which form a single series and are issued on the same Conditions except that the issue price, Issue Date and first payment of interest may be different in respect of a different Tranche of a Series;

Stock Exchange means the ASX and/or any other stock or securities exchange on which any Notes may from time to time be listed, traded and/or quoted and references to the “relevant Stock Exchange” shall, in relation to any Notes, be references to each stock or securities exchange on which such Notes are from time to time, or are intended to be, listed, traded and/or quoted;

Subscription Agreement means an agreement in writing between the Issuer and one or more Dealers for the issue by the Issuer, and the subscription by those Dealers, of any Notes and includes any agreement in, or substantially in, the form of Schedule 3 (“Form of Subscription Agreement”);

Syndicated Issue means an issue of Notes as so described in clause 4.1 (“Issue of Notes to Dealers”);

Taxes means taxes, levies, fees, withholdings, deductions, assessments or governmental charges of whatever nature imposed or levied by any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official, having power to tax together with any related interest, penalties, fines and expenses in connection with them;

Tranche means an issue of Notes specified as such in the Pricing Supplement issued on the same Issue Date and on the same Conditions;

UK Bail-in Legislation means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

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UK MiFIR Product Governance Rules means the FCA Handbook Product Intervention and Product Governance Sourcebook;

United States or U.S. means the United States of America (including the States and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction;

U.S. Exchange Act means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and

U.S. Special Resolution Regime means each of:

(a)	the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder; and

(b)	Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

1.2	General interpretation

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed poll. Unless the contrary intention appears, a reference in this deed poll to:

(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)

an agreement, representation or warranty by two or more persons binds them jointly and each of them individually, but an agreement, representation or warranty by a Dealer binds that Dealer individually only;

(d)	anything (including any amount) is a reference to the whole and each part of it;

(e)	a document (including this deed poll) includes its annexures and schedules and any amendment, variation or replacement of, or supplement to it;

(f)

a “law” includes common law, principles of equity, decree and any statute or other law made by any parliament (and a statute or other law made by parliament includes any regulation and other instrument under it and any consolidation, amendment, re-enactment or replacement of it);

(g)

a “directive” includes a treaty, official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(h)	the “Corporations Act” means the Corporations Act 2001 of Australia;

(i)	“Australian dollars”, “AUD” or “A$” is a reference to the lawful currency of Australia;

(j)	“US dollars”, “United States dollars”, “USD” or “US$” is a reference to the lawful currency of the United States;

(k)	a time of day is a reference to Sydney time;

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(l)	if a notice must be given within a certain period of days, the day on which the notice is given, and the day on which the thing is to happen, are not to be counted in calculating that period;

(m)

a “person” includes an individual, corporation, company, firm, tribunal, undertaking, association, organisation, partnership, joint venture, trust, limited liability company, unincorporated organisation or government or any agency, instrumentality or political subdivision thereof; in each case whether or not being a separate legal entity;

(n)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(o)	the singular includes the plural and vice versa;

(p)	a “party” is a reference to a party to this deed poll and to a person who is a party to a Relevant Agreement; and

(q)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

2	The Program

2.1	The Program

The Program is an uncommitted debt issuance program under which the Issuer may, from time to time, issue Notes to any one or more Dealers up to the Program Amount. Unless otherwise agreed with the Issuer, no Dealer is obliged to purchase, offer for sale, bid for or place any Notes, and the Issuer has no obligation to call for or to accept bids. The Issuer need not, and is under no obligation to, issue any Notes under the Program.

2.2	Term of the Program

The Program continues until terminated by the Issuer.

2.3	Currencies

The parties acknowledge that Notes issued under the Program may be denominated in currencies other than Australian dollars. Any agreement for the sale and purchase of a Note denominated in a currency other than Australian dollars is conditional on:

(a)

it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for Notes denominated in that currency to be issued, offered for sale and sold;

(b)	that other currency being freely transferable and freely convertible into Australian dollars or as otherwise accepted by the Dealer;

(c)	Notes denominated in that other currency being capable of being transacted through the relevant Clearing System unless otherwise accepted by the Dealer; and

(d)	any appropriate amendments which the Issuer, the relevant Dealer or the relevant Calculation Agent require having been made to this deed poll or any other Program Document.

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2.4	Additional issuance

The Dealers acknowledge that nothing in the Program Documents prohibits or restricts the Issuer, from issuing Notes, bonds or other debt instruments otherwise than under the Program.

3	Conditions precedent

3.1	Conditions to each issue

A Dealer need not accept delivery of, or pay for, any Notes under this deed poll unless, as at the proposed Issue Date:

(a)	there is an Information Memorandum in relation to those Notes that has not been withdrawn or superseded and there is an Agency Agreement and a Deed Poll in full force and effect;

(b)	a Relevant Agreement has been agreed between the Issuer and the Dealer and has been duly executed by the Issuer and the Dealer;

(c)

the form of the Pricing Supplement in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer and the relevant Dealer and the Pricing Supplement having been executed by the Issuer and delivered to each Dealer;

(d)

the representations and warranties of the Issuer set out in clause 9.1 (“Representations and warranties”) and the representations and warranties of the Adviser set out in clause 9.2 (“Representations and warranties by the Adviser”) (in each case, save as expressly disclosed in writing by the Issuer or the Adviser (as the case may be) to, and acknowledged in writing by, such Dealer prior to the date of the Relevant Agreement) being true and correct on the date of the Relevant Agreement and on the proposed Issue Date, in each case by reference to the facts and circumstances then existing;

(e)

except as disclosed in or incorporated by reference into the Information Memorandum or as expressly disclosed in writing by the Issuer or the Adviser (as the case may be) to the Dealer, since the date of the most recent financial statements of the Issuer incorporated by reference in the Information Memorandum:

(i)

there has not been any material change in the capital stock of the Issuer, short-term debt or long-term debt of the Issuer or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer and its subsidiaries taken as a whole;

(ii)

neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole;

(iii)

neither the Issuer nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Issuer and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority;

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(iv)

there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole; and

(v)

neither the Adviser nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Adviser and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority, in each case, the effect of which in the judgment of the Dealer makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Notes on the terms and in the manner contemplated by this deed poll, the Information Memorandum and the applicable Pricing Supplement;

(f)

no action shall have been taken and no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority that would, as of the Issue Date, prevent the issuance and sale of the Notes and no injunction or order of any federal, state, or foreign court shall have been issued that would, as of the Issue Date, prevent the issuance and sale of the Notes;

(g)

on or after the date of the Relevant Agreement, in respect of any debt securities or preferred stock of, or guaranteed by, the Issuer or any of its subsidiaries that are rated by a “nationally recognised statistical rating organisation” (as defined in Section 3(a)(62) of the U.S. Exchange Act), there shall not have been:

(i)	any downgrading in the rating accorded to any such debt securities or preferred stock; and

(ii)

any public announcement by such organisation that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading);

(h)

in the case of Notes which are intended to be listed, the relevant Stock Exchange or any other relevant authority or authorities having agreed to list the Notes, subject only to the issue of the relevant Notes;

(i)

in respect of any Notes which are to be rated, confirmation that each relevant Rating Agency has been received by the Dealer that the relevant ratings have been or, as appropriate, will be assigned to the Notes;

(j)	the Issuer has delivered to the Dealer:

(i)	a signed and dated Issuer Officer’s Certificate;

(ii)	a signed and dated Adviser Officer’s Certificate;

(iii)

confirmation of the good standing of the Issuer and its subsidiaries in their respective jurisdictions of organisation and their good standing as foreign entities in such other jurisdictions as the Dealer may reasonably request; and

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(iv)

a list of the names and titles and specimen signatures of the Authorised Officers authorised to sign on behalf of the Issuer the Relevant Agreement and any other notices and documents to be delivered in connection with the issue of the Notes;

(k)

the aggregate nominal amount of the Notes to be issued, when added to the aggregate nominal amount of all Notes outstanding on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on the Issue Date) not exceeding the Program Amount; and

(l)

such other conditions as may be agreed under the Relevant Agreement have been satisfied or waived (including that the Dealer has received such legal opinions and copies of any other approvals or documents specified as conditions precedent in the Relevant Agreement in a form and substance satisfactory to it).

3.2	Benefit of conditions and waiver

Each condition precedent in clause 3.1 (“Conditions to each issue”) (other than the condition precedent contained in clause 3.1(k)) is for the benefit of a Dealer and may be waived by it by notice to the Issuer. In the event that a condition precedent contained in clause 3.1 (“Conditions to each issue”) is not satisfied at any time prior to payment of the Purchase Price to the Issuer, a Dealer may, by notice to the Issuer, terminate the Relevant Agreement. In the event of such termination, the parties to such Relevant Agreement shall be released and discharged from their respective obligations thereunder (but does not prejudice any accrued right or obligation of the Issuer in respect of Costs of the Dealer (under the terms of the Relevant Agreement) incurred before or in conjunction with such termination). A waiver from one Dealer does not affect any other Dealer.

Part 2 Notes

4	Procedures for offer and acceptance of Notes

4.1	Issue of Notes to Dealers

The Issuer may from time to time agree with one or more Dealers to issue a Tranche of Notes by way of private placement with one or more Dealers (“Private Issue”) or as a syndicated issue with one or more Dealers under which one or more of them are appointed as a Lead Manager (“Syndicated Issue”), at the prices and on terms agreed between the Issuer and relevant Dealer.

4.2	Promotion of secondary market in Syndicated Issue

Each Dealer in relation to a Syndicated Issue of Notes agrees to use reasonable endeavours, subject to market conditions, applicable laws and directives to facilitate liquidity in those Notes in the secondary market.

4.3	No obligation to facilitate liquidity in Private Issue

Unless otherwise agreed:

(a)

each Dealer in relation to a Private Issue of Notes (not being a further Tranche of an existing Syndicated Issue of Notes issued by way of Private Issue) is not obliged to facilitate liquidity in those Notes; and

(b)

each Dealer in relation to a further Tranche of an existing Syndicated Issue of Notes issued by way of Private Issue, agrees to use reasonable endeavours, subject to market conditions, applicable laws and directives, to facilitate liquidity in those Notes in the secondary market.

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4.4	Third party sales by the Issuer

Despite clause 4.1 (“Issue of Notes to Dealers”), the Dealers acknowledge that the Issuer may, from time to time, issue and sell Notes to third parties who are not Dealers.

5	Form of Notes

5.1	Form of Notes

Each Note must be a debt obligation of the Issuer which is constituted by, and owing under, the Deed Poll and be subject to the Conditions.

5.2	Pricing Supplement

To the extent the terms of the Pricing Supplement prepared in relation to any Notes are inconsistent with the Information Memorandum or the applicable Conditions, the terms of that Information Memorandum or those Conditions are varied in accordance with, and on the issue of, the Pricing Supplement in respect of those Notes.

5.3	Relevant Agreement

To the extent any term or terms of a Relevant Agreement entered into in relation to or in connection with the issue of any Notes provides for additional terms that vary, supplement, amend or are otherwise inconsistent with any term of this deed poll, this deed poll will be interpreted such that the applicable term of this deed poll is varied to the extent of that inconsistency in accordance with the Relevant Agreement, but only in respect of the application of this deed poll to the Issuer and the Dealer in relation to or in connection with the transactions contemplated in that Relevant Agreement.

5.4	Description of Notes

Notes of any Series may be described as “Notes”, “MTNs”, “Bonds”, “Instruments”, “Fixed Rate Notes”, “FRNs” or by any other marketing name specified in the relevant Pricing Supplement.

Part 3 Payment and issue of Notes

6	Payment and issue of Notes

6.1	Clearing Systems

Each issue of Notes may be transacted either:

(a)	through a Clearing System;

(b)	outside any Clearing System; or

(c)	by a combination of (a) and (b).

6.2	Transactions through a Clearing System

If transactions in respect of the Notes are to be made through a Clearing System, on the Issue Date for the Notes:

(a)	the Issuer agrees to:

(i)

procure the issue of the Notes and their registration in the name of the operator of the Clearing System (or as otherwise directed by the operator) as agreed with the Dealer in accordance with the terms of the Relevant Agreement; and

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(ii)

lodge the Notes, or arrange for the Notes to be lodged in the relevant Clearing System and request that those Notes be transferred to the account of each Dealer (or any other account as directed by that Dealer) against payment of the relevant portion of the Purchase Price; and

(b)	each Dealer agrees to pay the Purchase Price for the relevant Notes to be purchased by it:

(i)	in the case of Notes to be lodged in the Austraclear System, by effecting settlement through the Austraclear System on the Issue Date for those Notes;

(ii)

in the case of Notes lodged in another Clearing System, by transferring funds to the relevant account of a paying agent with that Clearing System or its nominee for value on the Issue Date for those Notes; or

(iii)	in any other manner agreed between the Issuer and that Dealer.

6.3	Clearing System rules apply

Transactions between the Issuer and Dealer relating to Notes lodged in a Clearing System are subject to the rules and regulations of that Clearing System.

Part 4 Standard terms

7	Dealers’ acknowledgments and obligations

7.1	No disclosure document or prospectus

Unless specified in the relevant Pricing Supplement, each Dealer acknowledges that:

(a)	no prospectus or other disclosure document in relation to Notes or the Program has been lodged with the Australian Securities and Investments Commission or any other authority; and

(b)

no action has been taken, or will be taken, in any jurisdiction which would permit a public offering of the Notes, or possession or distribution of the Information Memorandum or any other offering material in relation to Notes, in any jurisdiction where action for that purpose is required.

7.2	Dealers to observe applicable law

(a)

Each Dealer agrees to comply with any applicable law or directive in any jurisdiction in which it subscribes for, offers, sells, transfers or delivers Notes or distributes any Information Memorandum or other offering material in relation to the Notes, provided that a Dealer shall not be liable for a breach of this clause 7.2(a) to the extent that the breach is as a result of the fraud, wilful default or gross negligence of, or breach of this deed poll (including any Relevant Agreement) by, the Issuer.

(b)

Nothing in this clause 7.2 shall imply that a Dealer is liable or responsible for the content or issue of the Information Memorandum or the content of any other information issued by or on behalf of the Issuer, which information (other than information provided by the Dealers) is the sole responsibility of the Issuer.

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7.3	Selling Restrictions

Each Dealer agrees that it will not, directly or indirectly, subscribe for, offer, sell, transfer or deliver Notes, or distribute any Information Memorandum or other offering material in relation to the Notes, in any jurisdiction except in accordance with:

(a)	this deed poll;

(b)	the Selling Restrictions; and

(c)	any additional restrictions or changes to the Selling Restrictions which are set out in the applicable Relevant Agreement or the relevant Pricing Supplement.

7.4	Change to Selling Restrictions

The Issuer may change the Selling Restrictions at any time provided that, if a Dealer has agreed to subscribe for Notes in accordance with this deed poll, or commenced any form of distribution or marketing activities on the instructions of, or with the deed poll of, the Issuer, the Issuer may not change the Selling Restrictions until after the Issue Date for those Notes unless that Dealer otherwise consents or except as mandatorily required by any applicable law or directive.

7.5	Dealers to obtain authorisations

Each Dealer agrees to obtain all authorisations (including an Australian financial services licence) required by that Dealer for the subscription, offer, sale or delivery by it of Notes under any applicable law or directive in any jurisdiction to which it is subject or in which it subscribes for, offers, sells or distributes Notes. None of the Issuer or any Lead Manager has any responsibility for obtaining those authorisations.

7.6	Dealer’s right to suspend or cancel

This clause 7.6 applies if a Dealer, upon the advice of counsel, reasonably determines that:

(a)	a change in a law or directive;

(b)	a change in the interpretation or administration of a law or directive by an authority; or

(c)	a law or directive,

applying for the first time after the date of this deed poll, makes it (or will make it) illegal or impossible in practice for the Dealer to comply with any of its obligations under this deed poll. In these circumstances, the Dealer, by giving a written notice to the Issuer, may suspend or cancel some or all of the Dealer’s obligations under this deed poll as indicated in the notice, which notice shall also set out the reasoning for such suspension.

7.7	Extent and duration

The suspension or cancellation referred to in clause 7.6 (“Dealer’s right to suspend or cancel”):

(a)	must apply only to the extent necessary to avoid the illegality or impossibility; and

(b)	in the case of suspension, may continue only for so long as the illegality or impossibility continues.

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8	Information Memorandum

8.1	Issuer to send copies of the Information Memorandum and other documents

The Issuer agrees to send to each Dealer following a reasonable request to do so electronic copies of:

(a)	the Information Memorandum and each supplement, amendment, modification or replacement of it; and

(b)

the other documents from time to time incorporated by reference in it including each Pricing Supplement relating to the Notes (provided that the Issuer shall not be required to send to any Dealer any documents incorporated by reference in the Information Memorandum that are available on the EDGAR system of the United States Securities and Exchange Commission).

8.2	Authority to distribute

(a)

Subject to clause 7 (“Dealers’ acknowledgements and obligations”), the Issuer authorises each Dealer to give to actual and potential purchasers of the Notes copies of, and make oral statements consistent with, the Information Memorandum or other information approved by the Issuer under clause 8.4(b) (“Authorised information”) in accordance with the conditions contained in the Information Memorandum and this deed poll.

(b)

The Issuer may from time to time update the Information Memorandum and each Dealer agrees to only use the most recent Information Memorandum received by it except as otherwise permitted under clause 8.5 (“Secondary market distribution”).

8.3	Withdrawal of Information Memorandum

If the Issuer becomes aware that the Information Memorandum contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading or deceptive or likely to mislead or deceive, it undertakes to notify the Dealers promptly and either:

(a)	advise the Dealers that the Information Memorandum is to be withdrawn; or

(b)	ensure that a new Information Memorandum (or a supplement to the existing Information Memorandum) is prepared and made available to the Dealers.

Subject to clause 8.5 (“Secondary market distribution”), the Dealers must not distribute any Information Memorandum which has been withdrawn under this clause 8.3.

8.4	Authorised information

The Issuer has not authorised any Dealer to give any information or make any representation in connection with the Notes, the Program or the financial condition or affairs of the Issuer which is not contained in, or not consistent with, the most recent Information Memorandum or other information approved by the Issuer under paragraph (b) below.

However, this does not prevent a Dealer giving actual or potential purchasers of Notes:

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(a)

copies of written confirmation of ratings made by a Rating Agency in relation to the Issuer, the Notes or the Program which have not been notified to that Dealer by the Issuer, or that the Dealer is not otherwise aware, as being withdrawn or out of date and in accordance with any requirements from the Rating Agency;

(b)

any other information or representation approved in writing from time to time by the Issuer and which has not been notified to that Dealer by the Issuer, or that the Dealer is not otherwise aware, as being withdrawn or out of date;

(c)	any information which is in the public domain; and

(d)	any research papers prepared by the relevant Dealer or its affiliates in the ordinary course of its business.

Each Dealer agrees not to imply that:

(i)	any information distributed pursuant to paragraphs (a), (c) or (d) above; or

(ii)	any other information or representation (unless authorised by the Issuer pursuant to paragraph (b) above),

in connection with the Notes, the Program or the financial condition or affairs of the Issuer has been approved by the Issuer unless that information is contained in, or consistent with, the most recent Information Memorandum or has otherwise been authorised by the Issuer in writing (and not notified to or known by the Dealer as being withdrawn or out of date) and the Issuer takes no responsibility for such information.

Each Dealer agrees to direct its attorneys, agents, officers, employees and contractors engaged in the offer, subscription, sale or transfer of the Notes not to give any information or make any representation, in connection with the Notes, except as specified in this clause 8.4.

8.5	Secondary market distribution

For the purpose of facilitating a secondary market in Notes issued before the most recent Information Memorandum, the Dealers may distribute a copy of the Information Memorandum in force at the date of issue of those Notes to existing holders, and potential purchasers, of those Notes. The Dealers agree that they may only do this if they expressly draw to the attention of those persons that the Information Memorandum is provided only for the purpose of giving information in relation to the Conditions of those Notes.

9	Representations and warranties

9.1	Representations and warranties by the Issuer

The Issuer represents and warrants in respect of itself to and for the benefit of each Dealer as follows:

(a)

(organisation and good standing) the Issuer and each of its subsidiaries have been duly organised and are validly existing and in good standing under the laws of their respective jurisdictions of organisation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

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(b)	(due authorisation)

(i)	the Issuer has corporate power and authority to execute and deliver the Program Documents and to issue the Notes and to perform its obligations thereunder; and

(ii)

all action required to be taken for the due and proper authorisation, execution and delivery by the Issuer of the Program Documents and the issue of the Notes and the consummation by it of the transactions contemplated thereby has been duly and validly taken;

(c)

(binding obligations) the Program Documents constitute, and the Notes, when issued as provided in the Conditions and the Deed Poll, will constitute, valid and binding obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(d)

(Information Memorandum) the Information Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or deceptive or likely to mislead or deceive;

(e)

(financial statements) the financial statements (including the related notes thereto) of the Issuer and its consolidated subsidiaries incorporated by reference in the Information Memorandum present fairly in all material respects the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flow for the periods specified and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby;

(f)

(no material adverse change) except as disclosed in or incorporated by reference into the Information Memorandum or as expressly disclosed in writing to the Issuer to the Dealer, since the date of the most recent financial statements of the Issuer incorporated by reference in the Information Memorandum:

(i)

there has not been any material change in the capital stock of the Issuer, short-term debt or long-term debt of the Issuer or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer and its subsidiaries taken as a whole;

(ii)

neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole; and

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(iii)

neither the Issuer nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Issuer and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority;

(g)	(no registration)

(i)

none of the Issuer, its Affiliates or any person acting on its or their respective behalf has, directly or indirectly, made offers or sales of any Notes, or solicited offers to buy, any Notes under circumstances that would require the registration of the Notes under the Securities Act; and

(ii)	no registration under the Securities Act of the Notes is required for the offer and sale of the Notes to or by the Dealers in the manner contemplated herein and in the Information Memorandum;

(h)	(no general solicitation)

(i)

none of the Issuer or any of its Affiliates or any other person acting on its or their behalf (other than the Dealer, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(ii)	each of the Issuer, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirements of Regulation S under the Securities Act with respect thereto;

(i)	(no violation or default) neither the Issuer nor any of its subsidiaries is:

(i)	in violation of its charter or by-laws or similar organisational documents;

(ii)

in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject; or

(iii)

in violation of any law or statute applicable to the Issuer or any of its subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuer or any of its subsidiaries, except, in the case of sub-paragraphs (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j)

(no conflicts) the execution, delivery, and performance by the Issuer of the Program Documents and the issuance and sale of the Notes, and the consummation of the transactions contemplated those documents and the performance by the Issuer of its obligations thereunder will not:

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(i)

conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject;

(ii)	result in any violation of the provisions of the charter or by-laws or similar organisational documents of the Issuer or any of its subsidiaries; or

(iii)

result in the violation of any law or statute applicable to the Issuer or any of its subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuer or any of its subsidiaries, except, in the case of sub-paragraphs (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k)

(no consents required) no consent, approval, authorisation, order, licence, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery, and performance by the Issuer of the Program Documents, the issuance and sale of the Notes, and the consummation of the transactions contemplated by the Program Documents, except for:

(i)	such consents, approvals, authorisations, orders, licences, registrations or qualifications as have already been obtained or made;

(ii)

such consents, approvals, authorisations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Dealers; and

(iii)

where the failure to obtain any such consent, approval, authorisation, order, licence, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(l)	(legal proceedings) except as disclosed in or incorporated by reference into the Information Memorandum:

(i)

there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Issuer or any of its subsidiaries is or, to the knowledge of the Issuer, may be reasonably expected to become a party or to which any property of the Issuer or any of its subsidiaries is or, to the knowledge of the Issuer, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and

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(ii)

no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Issuer, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m)	(notification of election) when Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act was filed with the SEC, it:

(i)	contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act; and

(ii)

did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)	(election to be treated as a “Business Development Company”)

(i)

the Issuer has duly elected to be treated by the SEC under the Investment Company Act as a business development company, such election is effective and the Issuer has not withdrawn such election and, to the Issuer’s knowledge, the SEC has not ordered such election to be withdrawn nor, to the Issuer’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the SEC;

(ii)

the provisions of the charter and bylaws of the Issuer and the investment objectives, policies and restrictions of the Issuer described in the Information Memorandum, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and

(iii)	the operations of the Issuer are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies;

(o)

(title to real and personal property) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Issuer and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than intellectual property, which is subject to clause 9.1(p)) that are material to the business of the Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except:

(i)	as otherwise disclosed in or incorporated by reference into the Information Memorandum; or

(ii)	those that do not materially interfere with the use made and proposed to be made of such property by the Issuer and its subsidiaries;

(p)	(title to intellectual property)

(i)	except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

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(A)

the Issuer and its subsidiaries, to the knowledge of the Issuer, own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licences and know-how (including trade secrets) necessary for the conduct of their respective businesses as currently conducted; and

(B)	to the knowledge of the Issuer, the conduct of their respective businesses as currently conducted does not conflict with any such rights of others;

(ii)

the Issuer and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licences, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect;

(q)	(Investment Company Act)

(i)

the Issuer is not and its subsidiaries are not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Information Memorandum, neither the Issuer nor its subsidiaries will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act; and

(ii)

no person is serving or acting as an officer, director or investment adviser of the Issuer or any subsidiary of the Issuer except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act;

(r)	(licences and permits)

(i)

the Issuer and its subsidiaries possess all licences, certificates, permits, and other authorisations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Issuer and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Information Memorandum, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(ii)

except as disclosed in or incorporated by reference into the Information Memorandum, neither the Issuer nor any of its subsidiaries has received written notice of any revocation or modification of any such licence, certificate, permit, or authorisation, or has any reason to believe that any such licence, certificate, permit, or authorisation will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(s)	(insurance)

(i)

the Issuer and its subsidiaries carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel, and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Issuer reasonably believes are adequate to protect the Issuer and its subsidiaries and their respective businesses; and

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(ii)	neither the Issuer nor any of its subsidiaries has:

(A)	received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or

(B)

any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(t)

(Sarbanes-Oxley Act) to the extent application to the Issuer, there is and has been no failure on the part of the Issuer or, to the knowledge of the Issuer, any of its directors or officers in their capacities as such, to comply in all material respects with the provisions of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(u)	(regulated Investment Company)

(i)

the Issuer has elected to be treated and operates and intends to operate its business in such a manner so as to enable the Issuer to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code; and

(ii)	the Issuer intends to direct the investment of the proceeds of the offering of the Notes in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code;

(v)	(no unlawful payments)

(i)

neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Issuer or any of its subsidiaries has:

(A)	used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity;

(B)

made or taken an act in furtherance of an offer, promise or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

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(C)

violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or

(D)

made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; and

(ii)

the Issuer and its subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws;

(w)

(compliance with anti-money laundering laws) the operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) of all jurisdictions having jurisdiction over the Issuer and its subsidiaries and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Issuer and its subsidiaries is pending or, to the best knowledge of the Issuer, threatened;

(x)	(no conflicts with sanctions laws)

(i)

neither the Issuer nor any of its subsidiaries, nor, to the knowledge of the Issuer, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”, and each such subject or target, a “Sanctioned Person”), nor is the Issuer or any of its subsidiaries located, organised, or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Syria and Venezuela, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Territory”);

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(ii)

the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions; and

(iii)

since the inception of the Issuer, the Issuer and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory; and

(y)

(Program Amount not exceeded) as of the Issue Date of any Tranche (after giving effect to the issue of such Notes and to any other Notes to be issued, and to the redemption of any Notes to be redeemed, on or prior to such Issue Date), the aggregate nominal amount outstanding of Notes issued under the Program will not exceed the Program Amount.

9.2	Representations and warranties by the Adviser

The Adviser represents and warrants in respect of itself to and for the benefit of each Dealer as follows:

(a)

(no material adverse change) except as disclosed in or incorporated by reference into the Information Memorandum or as expressly disclosed in writing by the Adviser to the Dealer, since the date of the most recent financial statements of the Issuer incorporated by reference in the Information Memorandum:

(i)

there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole; and

(ii)

neither the Adviser nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Adviser and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority;

(b)

(organisation and good standing) the Adviser and each of its subsidiaries have been duly organised and are validly existing and in good standing under the laws of their respective jurisdictions of organisation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

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(c)

(registration as an Investment Adviser) the Adviser is duly registered with the SEC as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Issuer, as contemplated by the Information Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which would lead to any proceeding which would reasonably be expected to adversely affect the registration of the Adviser with the SEC;

(d)	(Dealer Common Terms Deed Poll) this deed poll has been duly authorised, executed, and delivered by the Adviser;

(e)

(Investment Management Agreement and the Administration Agreement) the Investment Management Agreement and the Administration Agreement have each been duly authorised, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(f)	(no violation or default) neither the Adviser nor any of its subsidiaries is:

(i)	in violation of its charter or by-laws or similar organisational documents;

(ii)

in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject; or

(iii)

in violation of any law or statute applicable to the Adviser or any of its subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of its subsidiaries, except, in the case of sub-paragraphs (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

(g)

(no conflicts) the execution, delivery, and performance by the Adviser of this deed poll and the performance by the Adviser of the Investment Management Agreement and the Administration Agreement will not:

(i)

conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Adviser or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject;

(ii)	result in any violation of the provisions of the charter or by-laws or similar organisational documents of the Adviser or any of its subsidiaries; or

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(iii)

result in the violation of any law or statute applicable to the Adviser or any of its subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of its subsidiaries, except, in the case of sub-paragraphs (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

(h)

(no consents required) no consent, approval, authorisation, order, licence, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery, and performance by the Adviser of this deed poll or the performance by the Adviser of the Investment Management Agreement and the Administration Agreement, except for:

(i)	such consents, approvals, authorisations, orders, licences and registrations or qualifications as have already been obtained or made; and

(ii)

where the failure to obtain any such consent, approval, authorisation, order, licence, registration or qualification would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

(i)	(legal proceedings) except as disclosed in or incorporated by reference into the Information Memorandum:

(i)

there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Adviser or any of its subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become a party or to which any property of the Adviser or any of its subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Adviser or any of its subsidiaries, would reasonably be expected to have an Adviser Material Adverse Effect; and

(ii)

no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Adviser, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

(j)	(licences and permits)

(i)

the Adviser and its subsidiaries possess all licences, certificates, permits, and other authorisations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Adviser and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Information Memorandum, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and

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(ii)

except as described in the Information Memorandum, neither the Adviser nor any of its subsidiaries has received written notice of any revocation or modification of any such licence, certificate, permit, or authorisation, or has any reason to believe that any such licence, certificate, permit, or authorisation will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;

(k)

(description of the Adviser) the description of the Adviser in the Information Memorandum does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or deceptive or likely to mislead or deceive;

(l)

(financial resources) the Adviser has the financial resources available to it necessary for the performance of its services and obligations contemplated in the Information Memorandum and under this deed poll, the Investment Management Agreement and the Administration Agreement;

(m)	(no unlawful payments)

(i)

neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Adviser or any of its subsidiaries has:

(A)	used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity;

(B)

made or taken an act in furtherance of an offer, promise, or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

(C)	violated or is in violation of any provision of the Anti-Corruption Laws; or

(D)

made, offered, agreed, requested, or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit;

(ii)

the Adviser and its subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws;

(n)

(compliance with anti-money laundering laws) the operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and its subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and its subsidiaries is pending or, to the knowledge of the Adviser, threatened;

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(o)	(no conflicts with sanctions laws)

(i)

neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any Sanctions, nor is the Adviser, any of its subsidiaries located, organised, or resident in a Sanctioned Territory; and

(ii)

since the inception of the Adviser, the Adviser and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory;

(p)

(no general solicitation) neither the Adviser nor any of its Affiliates or any other person acting on their behalf (other than the Dealers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(q)

(no labour disputes) no labour disturbance by or dispute with employees of the Adviser or any of its subsidiaries exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labour disturbance by, or dispute with, the employees or any of its or its subsidiaries’ principal suppliers, contractors, or customers, except in each case as would not reasonably be expected to have an Adviser Material Adverse Effect.

9.3	Repetition of representations and warranties

The representations and warranties in this clause 9 are taken to be made to each Dealer and also the Dealers of the relevant Notes, and each of them, with respect to the facts and circumstances then subsisting, on:

(a)	the date of each Relevant Agreement;

(b)	the relevant Issue Date; and

(c)	each intervening date,

and, references to Notes in this clause 9 will be to the Notes to be issued in accordance with that Relevant Agreement and to be issued on that Issue Date only.

9.4	Reliance

The Issuer and the Adviser acknowledge that each Dealer has entered into each Relevant Agreement to which it is a party in reliance on the representations and warranties in this clause 9.

9.5	Full force and effect

The representations and warranties contained in this clause shall continue in full force and effect notwithstanding any constructive (but not actual) knowledge of any Dealer with respect to any of the matters referred to in the representations, warranties and undertakings set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

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10	Undertakings

The Issuer undertakes to the Dealers and each of them that:

(a)	(notification of Event of Default) it will notify any relevant Dealer of any Event of Default in respect of any applicable Series of Notes (and the steps, if any, being taken to remedy it);

(b)

(no registration under Securities Act) none of the Issuer, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act;

(c)

(no general solicitation) none of the Issuer or any of its Affiliates or any other person acting on its or their behalf (other than the Dealers) will solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(d)

(listing and trading) in relation to any Notes agreed by the Issuer and the Purchasing Dealer to be admitted to listing, trading and/or quotation by a Stock Exchange, the Issuer will use its reasonable efforts to procure the admission to listing, trading and/or quotation of such Notes on such Stock Exchange until none of the Notes is outstanding; provided that, if it should, in the Issuer’s opinion, be impracticable or unduly burdensome to maintain any such admission to listing, trading and/or quotation, the Issuer shall use commercially reasonable efforts to procure and maintain as aforesaid an admission to listing, trading and/or quotation for the Notes on such other Stock Exchange as the Issuer may reasonably decide, and shall promptly notify the Dealer(s) accordingly; and

(e)

(clear market) during the period commencing on the date of a Relevant Agreement and ending on the Issue Date with respect to any Notes which are intended to be a Syndicated Issue, the Issuer shall not, without the prior consent of the relevant Dealer, issue or agree to issue any other notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer) where such notes, bonds or other debt securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

11	Fees, Costs, Taxes and indemnities

11.1	Fees, Costs and Taxes

The Issuer undertakes that it will:

(a)	pay to each Dealer all fees or commissions agreed between the Issuer and that Dealer in connection with the sale of any Notes to that Dealer (and any GST or other value added tax thereon);

(b)	pay all expenses (together with any GST, value added tax or other tax thereon):

(i)	incidental to the performance of its obligations under this deed poll and any Relevant Agreement (including any stamp, documentary, issuance, registration, transfer or other similar taxes or duties);

(ii)

in relation to any Notes agreed by the Issuer and the Dealer to be admitted to listing, trading and/or quotation by a Stock Exchange, all expenses and listing fees incurred in connection with the application for admission of the Notes to the Stock Exchange; and

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(iii)	the cost of obtaining any credit rating for the Notes.

However, except as provided in this clause 11.1 and in clause 11.2 (“Indemnity from the Issuer”) or in a Relevant Agreement, the Dealers will pay all of their own Costs, transfer taxes or duties on resale of any of the Notes by them, and any advertising expenses connected with any offers of the Notes they may make in the secondary market.

In relation to a Tranche of Notes, the Relevant Agreement may set out alternative arrangements for the payment of the costs, charges and expenses of the Dealers that are party to such Relevant Agreement. These arrangements override the arrangements set out in this clause 11.1, but only to the extent specified in such Relevant Agreement.

11.2	Indemnity from the Issuer

The Issuer will indemnify and hold harmless each Dealer, its affiliates, directors and officers and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the U.S. Exchange Act, from and against any and all Losses, joint or several, that arise out of or are based upon:

(a)

any failure by the Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate Purchase Price for such Notes or a failure of the Clearing System and the Issuer is otherwise ready and able to issue the relevant Notes);

(b)

any breach or alleged breach (other than an allegation made by a person having the benefit of this indemnity) by the Issuer of its representations and warranties set out in clause 9 (“Representations and warranties”) or in any Relevant Agreement; or

(c)

any untrue statement or alleged untrue statement of any material fact contained in the Information Memorandum, or any amendment or supplement thereto, or in any information authorised by the Issuer under clause 8.4 (“Authorised information”) or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or deceptive (or likely to mislead or deceive) (in each case other than an allegation made by a person having the benefit of this indemnity), then the Issuer shall pay to that Dealer on demand an amount equal to such Loss except to the extent that the Issuer shall not be liable under this clause 11.2 for any Loss arising from:

(i)	the fraud, gross negligence, wilful default or directly from any breach of this deed poll, in each case by that Dealer; or

(ii)

the distribution by that Dealer of an Information Memorandum (other than under and in compliance with clause 8.5 (“Secondary market distribution”)) containing any misleading or deceptive (or allegedly misleading or deceptive) statement or omission after the Issuer has notified the Dealer that the Information Memorandum should not be distributed because it was out of date or was to be supplemented, amended or replaced.

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No Dealer shall have any duty or obligation, whether as fiduciary or trustee for each other Dealer or otherwise, to recover any such payment, or to account to any other person, for any amounts paid to it under this clause 11.2.

11.3	Indemnity from the Dealers

Each Dealer will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the U.S. Exchange Act, from and against any and all Losses that arise out of or are based upon:

(a)

any failure by such Dealer to perform its obligations to purchase the Notes in accordance with the Relevant Agreement, without prejudice to its rights thereunder (except where the failure is due to a failure of the relevant Clearing System or where the failure is due to the default of the Issuer, in either case, in circumstances where the relevant Dealer has otherwise fulfilled its obligations in connection with the issue of that Note); or

(b)	any failure by such Dealer to observe any of the restrictions or requirements set out in clause 7.3 (“Selling Restrictions”),

then such Dealer shall pay to the Issuer on demand an amount equal to such Loss except that no Dealer shall be liable under this clause 11.3 for any Loss arising from:

(i)	the fraud, gross negligence or wilful default, in each case by the Issuer;

(ii)

the sale of Notes to any person believed in good faith by such Dealer, on reasonable grounds after making all reasonable investigation, to be the person to whom Notes could legally be sold in compliance with the provisions of the Selling Restrictions; or

(iii)

reliance by that Dealer on information contained in the Information Memorandum (other than information provided by such Dealer) or other information provided to it by or on behalf of the Issuer in writing and authorised under clause 8.4 (“Authorised information”) in connection with the Program or the Notes.

11.4	Defence of proceedings

If any claim, action or proceeding is made in respect of which indemnity may be sought under clause 11.2 (“Indemnity from the Issuer”) or clause 11.3 (“Indemnity from the Dealers”), the party seeking the indemnity (“Indemnified Party”) must promptly notify the other party (“Indemnifying Party”) in writing and the Indemnifying Party has the option to participate in or assume the defence of any such action, including the employment of legal advisers reasonably acceptable to the Indemnified Party, subject to the payment by the Indemnifying Party of all costs and expenses so incurred.

If the Indemnified Party does not notify the Indemnifying Party of any such action, the Indemnifying Party is not relieved from any liability it may have to the Indemnified Party under clause 11.2 (“Indemnity from the Issuer”) or clause 11.3 (“Indemnity from the Dealers”) (as the case may be). If the Indemnifying Party notifies the Indemnified Party that it intends to exercise its option to assume the defence of that action, the Indemnified Party has the right to employ separate legal advisers in, and defend, or participate in the defence of, that action. Other than reasonable costs of investigation, the fees and expenses of such legal advisers are to be borne by the Indemnified Party.

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The Indemnifying Party shall not be liable with respect to any settlement made by any Indemnified Party without prior written consent by the Indemnifying Party to such settlement.

11.5	Consideration is exclusive of GST

Unless expressly stated otherwise in this deed poll, all amounts payable or consideration to be provided under this deed poll are exclusive of GST.

11.6	GST gross up

If GST is payable on any supply made in connection with a Program Document, for which the consideration is not expressly stated to include GST, the recipient agrees to pay to the supplier an additional amount equal to the GST payable at the same time that the consideration for the supply, or the first part of the consideration for the supply (as the case may be), is to be provided. However:

(a)	the recipient need not pay the additional amount until the supplier gives the recipient a tax invoice or an adjustment note;

(b)

if an adjustment event arises in respect of the supply, the additional amount must be adjusted to reflect the adjustment event and the recipient or the supplier (as the case may be) must make any payments necessary to reflect the adjustment; and

(c)	this clause 11.6 does not apply to the extent that the GST on the supply is payable by the recipient under Division 84 of the A New Tax System (Goods and Services Tax) Act 1999.

11.7	Input tax credit

Any Costs required to be reimbursed or indemnified under this deed poll must exclude any amount in respect of GST included in those Costs for which an entitlement arises to claim an input tax credit under any legislation imposing GST.

Part 5 Dealers and Agents

12	Scope of relationship

12.1	Relationship and status of parties

(a)	The appointment as a Dealer or Lead Manager does not mean that such person:

(i)	is a trustee for the benefit of;

(ii)	is a partner of; or

(iii)	has a fiduciary duty to, or other fiduciary relationship with,

the Issuer or any other person.

(b)

Each party will be deemed to represent to the other party on the date on which it enters into this deed poll or a Relevant Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary), the other party is not acting as a fiduciary to it in respect of this deed poll or that Relevant Agreement. Each party, with respect to this deed poll or that Relevant Agreement, has made its own independent decisions regarding tax, legal, accounting and regulatory issues.

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12.2	No fiduciary, adviser or agency relationship

Unless separately agreed, all purchases of Notes by a Dealer are made by it acting as principal. The Issuer acknowledges that in connection with the establishment of the Program and any offering of Notes:

(a)	the Dealers have acted and will act at arm’s length, are not advisers or agents of, and owe no advisory or fiduciary duties to, the Issuer or any other person;

(b)	the Dealers owe the Issuer only those duties and obligations set forth in this deed poll;

(c)	the Dealers may have interests that differ from those of the Issuer; and

(d)	the Issuer has consulted and will consult their own legal and financial advisers to the extent they deemed appropriate.

Each Dealer is, or is, together with its affiliates, a full service securities firm and they, along with their respective affiliates, are engaged in various activities, including securities trading, investment management, financing and brokerage activities and financial planning and benefits counselling for both companies and individuals. In the ordinary course of these activities, the Dealer (or its affiliates) may actively trade the debt and equity securities (or related derivative securities) of the Issuer or its affiliates for their own account and for the accounts of their customers and may any time hold long and short positions in such securities.

12.3	Nature of obligations

Except as expressly provided in a Relevant Agreement, the obligations of each Dealer and any Lead Manager under the Program Documents or the issue of any Notes are several and independent and:

(a)	the failure of one or more of them to comply with their obligations does not relieve the others of their respective obligations;

(b)	no one of them is responsible for the failure of any one or more of the others to comply with their obligations; and

(c)	each of them may separately enforce its rights against the Issuer.

12.4	Nature of obligations under Relevant Agreement

Nothing in clause 12.3 (“Nature of obligations”) prevents one or more Dealers from entering into a Relevant Agreement jointly or individually.

13	Recognition of bail-in legislation

Notwithstanding and to the exclusion of any other term of this deed poll or any other agreements, arrangements, or understanding between a Dealer and the Issuer, the Issuer acknowledges and accepts that a BRRD Liability arising under this deed poll may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a Dealer to the Issuer under this deed poll, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

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(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of a Dealer or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and/or

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this deed poll, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

14	Recognition of the U.S. Special Resolution Regimes

(a)

In the event that any Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer of this deed poll or any Relevant Agreement, and any interest and obligation in or under this deed poll or any Relevant Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this deed poll or any Relevant Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Dealer that is a Covered Entity or a Covered Affiliate of such Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this deed poll or any Relevant Agreement that may be exercised against such Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this deed poll or any Relevant Agreement were governed by the laws of the United States or a state of the United States.

15	MiFID Product Governance and UK MiFIR Product Governance

Each of the Dealers agree that a determination will be made in relation to each issue of Notes about whether, for the purpose of the MiFID Product Governance Rules and/or the UK MiFIR Product Governance Rules, as applicable, any Dealer subscribing for any Notes is a manufacturer in respect of such Notes, but that, otherwise, the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules and/or the UK MiFIR Product Governance Rules, respectively.

16	Dealer appointment and termination

16.1	Appointments of Dealers

The Issuer may from time to time appoint a reputable financial institution as a Dealer in relation to a particular Tranche of Notes. Dealers have all of the relevant rights and obligations set out in this deed poll.

16.2	Lead Manager

The Issuer may also appoint, in relation to any Tranche or Series of Notes, one or more Dealers to act as a Lead Manager of that Tranche or Series and the details of the appointment must be specified in the relevant Pricing Supplement and agreed under the Relevant Agreement.

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16.3	When appointment of Dealer takes effect

The appointment of a financial institution as a Dealer takes effect when a Relevant Agreement in respect of that Tranche containing appointment provisions is entered into.

16.4	Termination of appointment of Dealer

The appointment of a Dealer in respect of a particular Tranche ceases at the time and date specified in the applicable Relevant Agreement without prejudice to any accrued rights or obligations.

16.5	Obligations and rights of and Dealers

Dealers are discharged from any further obligation and, subject to clause 21.10 (“Indemnities”), have no further rights under this deed poll in respect of a Tranche of Notes, when the relevant Notes have been issued.

This discharge does not prejudice any accrued right or obligation.

16.6	Effect of termination

Termination under this clause 16 does not prejudice any right or obligation of any party under this deed poll accrued or incurred before or in conjunction with such termination.

17	Calculation Agent

The Issuer agrees to appoint a Calculation Agent if it is required by the relevant Conditions.

Part 6 General

18	Dealing with interests

No party may assign or otherwise deal with its rights under (in the case of the Issuer) any Program Document or (in the case of the other parties to this deed poll) this deed poll or a Relevant Agreement, or allow any interest in them to be varied, without the consent of each other party to that Program Document or Relevant Agreement (as the case may be). Nothing in this clause affects the rights of Dealers to transfer Notes.

19	Program Amount

19.1	Variation of Program Amount

The Issuer may vary the Program Amount by giving notice substantially in the form set out in Schedule 4 (“Notice of variation of Program Amount”) to the Registrar. The Program Amount may not be reduced to an amount which is less than the aggregate principal amount of the outstanding Notes.

19.2	When variation takes effect

The variation to the Program Amount takes effect on the date specified in the notice given under clause 19.1 (“Variation of Program Amount”).

19.3	References to the varied Program Amount

On and from the date the variation to the Program Amount takes effect, all references in the Program Documents to the Program Amount or the amount of the Program are taken to be references to the varied amount.

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19.4	Determination of Program Amount

For the purposes of determining whether any issue of Notes falls within the Program Amount, the outstanding principal amount of any Note denominated in a currency other than Australian dollars is the Australian Dollar Equivalent of that principal amount as at the date of the agreement for the issue of that Note.

20	Notices

20.1	Form

(a)

Unless expressly stated otherwise in a Program Document, all notices, certificates, consents, confirmations, approvals, acknowledgments, waivers and other communications in connection with that Program Document must be in writing, signed by an Authorised Officer of the sender and except for communications sent by email, marked for attention as set out or referred to in the Details or in the Relevant Agreement or, if the recipient has notified otherwise, marked for attention in the way last notified.

(b)	Communications by email:

(i)	must state the first and last name of the sender, who must act under the responsibility of an Authorised Officer;

(ii)	must be in plain text format or, if attached to an email, attached as an Adobe Portable Document Format (pdf) (or equivalent or similar) file; and

(iii)	are deemed to be made in writing and signed by the named sender.

20.2	Delivery

They may be:

(a)	left at the address set out or referred to in the Details or in the Relevant Agreement;

(b)	sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details or in the Relevant Agreement; or

(c)	sent by email to the email address set out or referred to in the Details or in the Relevant Agreement.

However, if the intended recipient has notified a changed postal address or email address, then the communication must be to that address or email address.

20.3	When effective

They take effect from the time they are taken to be received unless a later time is specified in them.

20.4	Deemed receipt – postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

20.5	Deemed receipt – email

If sent by email, they are taken to be received at the earlier of:

(a)	the time the sender receives an automated message confirming delivery; or

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(b)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered.

20.6	Deemed receipt - general

Despite clauses 20.4 (“Deemed receipt – postal”) and 20.5 (“Deemed receipt – email”), if they are received after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day.

20.7	Waiver of notice period

Any party may waive a period of notice required to be given to it by any other party under this deed poll.

21	General

21.1	Application to Program Documents

If anything in this clause 21 (“General”) is inconsistent with a provision in another Program Document, then the provision in the other Program Document prevails for the purposes of that Program Document.

21.2	Prompt performance

Subject to clause 21.13 (“Time of the essence”):

(a)	if this deed poll or a Relevant Agreement specifies when a party agrees to perform an obligation, the party agrees to perform it by the time specified; and

(b)	each party agrees to perform all other obligations promptly.

21.3	Consents

Each party agrees that if it relies on a consent given by another party in connection with this deed poll or a Relevant Agreement, it will comply with all conditions in that consent.

21.4	Certificates

A Lead Manager or a Dealer may give the Issuer a certificate about an amount payable in connection with this deed poll or a Relevant Agreement. The certificate is sufficient evidence of the amount, unless it is manifestly, or otherwise proven to be, incorrect.

21.5	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent under this deed poll or a Relevant Agreement in any way it considers appropriate (including by imposing conditions) unless this deed poll expressly provides otherwise.

21.6	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time under this deed poll or a Relevant Agreement the party may still exercise it later.

21.7	No liability for Loss

A party is not liable for Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under this deed poll or a Relevant Agreement.

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21.8	Conflict of interest

Each of the Dealer’s rights and remedies under this deed poll or a Relevant Agreement may be exercised even if this involves a conflict of duty or the Dealer has a personal interest in their exercise.

21.9	Remedies cumulative

The rights and remedies of a party under this deed poll or a Relevant Agreement are in addition to other rights and remedies given by law independently of this deed poll or a Relevant Agreement.

21.10	Indemnities

Any indemnity in this deed poll or a Relevant Agreement is a continuing obligation, independent of a party’s other obligations under this deed poll or a Relevant Agreement and continues after the deed poll ends (and after the appointment of a Dealer ends).

21.11	Rights and obligations are unaffected

To the extent permitted by law, rights given to a party under this deed poll or a Relevant Agreement and the Issuer’s liabilities under it are not affected by anything which might otherwise affect them at law.

21.12	Inconsistent law

To the extent permitted by law, this deed poll or a Relevant Agreement prevails to the extent it is inconsistent with any law.

21.13	Time of the essence

Time is of the essence in any deed poll or a Relevant Agreement in respect of an obligation of a party to pay money.

21.14	Variation and waiver

A provision of this deed poll or a Relevant Agreement, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

21.15	Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Program Document) except:

(a)	to any person in connection with an exercise of rights or a dealing with rights or obligations under a Program Document;

(b)	to directors, officers, employees, agents, legal and other advisers and auditors of the Issuer or a Dealer;

(c)

to any party to this deed poll or any affiliate of any party to this deed poll, and each of their respective directors, officers, employees and agents, provided the recipient agrees to act consistently with this clause 21.15;

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)

as required by any law, directive or a direction from a regulator with whose directions compliance is habitual, provided that the receiving party shall, if legally permissible, furnish prompt written notice to the disclosing party of such disclosure requirement prior to disclosing any confidential information, so that the disclosing party can take appropriate action to protect the confidential information, and prevent the unauthorised use or appropriation of such confidential information.

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Each party consents to disclosures made in accordance with this clause 21.15.

22	Counterparts

This deed poll may consist of a number of copies, each signed by one or more parties to the deed poll. If so, the signed copies are treated as making up the one document.

23	Governing law and service of process

23.1	Governing law

This deed poll is governed by the law of New South Wales, Australia.

Each of the Issuer and the Adviser submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia and courts of appeal from them. Each party waives any right it has to object to any suit, action or proceedings (“Proceedings”) being brought in those courts including by claiming that the Proceedings have been brought in an inconvenient forum or that those courts do not have jurisdiction.

23.2	Serving documents

Without preventing any other method of service, any document in any Proceedings in the courts of New South Wales may be served on a party by being delivered to or left, in the case of the Issuer or the Adviser, with its process agent referred to in clause 23.3 (“Agent for service of process”) or, in the case of a Dealer, at that party’s address for service of notices under clause 20 (“Notices”).

23.3	Agent for service of process

Each of the Issuer and the Adviser appoints Dabserv Corporate Services Pty Ltd (ABN 73 001 824 111) of Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, 2000, Australia as its agent to receive any document referred to in clause 23.2 (“Serving documents”). If for any reason that person ceases to be able to act as such, the Issuer and the Adviser will immediately appoint another person with an office located in Australia to act as its agent to receive any such document and will promptly notify the Dealers of such appointment.

EXECUTED as a deed poll

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Dealer Common Terms Deed Poll

Schedule 1 Form of Issuer Officer’s Certificate

[Letterhead of Issuer]

To:	[Name and address of Dealer]

(the “Dealer[s]”)

Blue Owl Credit Income Corp. (the “Issuer”)

A$[•] Debt Issuance Program

Issue of [A$][Aggregate Principal Amount of Notes][Title of Notes] due [•] (the “Notes”)

Each of [insert name], the duly elected, qualified, and acting [insert title] of the Isuer, and [insert name], the duly elected, qualified, and acting [insert title] of the Issuer, do hereby certify on behalf of the Issuer, and not in their individual capacity, pursuant to clause 3.1(j)(i) of the Dealer Common Terms Deed Poll dated [•] (the “Dealer Common Terms Deed Poll”), executed by the Issuer and Blue Owl Credit Advisors LLC, a Delaware limited liability issuer, and the Subscription Agreement between the Issuer and the Dealer[s] (the “Subscription Agreement”) in relation to the issuance of the Notes, that as of the date hereof:

(a)

the undersigned are duly appointed and acting officers of the Issuer, fully authorised to execute and deliver this Officer’s Certificate on behalf of the Issuer in connection with the issuance of the Notes;

(b)	I have carefully reviewed the Dealer Common Terms Deed Poll, the Subscription Agreement and the Information Memorandum;

(c)

to my knowledge, the representations and warranties of the Issuer as set forth in clause 9.1 (“Representations and warranties by the Issuer”) of the Dealer Common Terms Deed Poll are true and correct and the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Dealer Common Terms Deed Poll [and the Subscription Agreement] at or prior to the date hereof; and

(d)	since the date of the most recent financial statements of the Issuer included or incorporated by reference in the Information Memorandum:

(i)

there has not been any material change in the capital stock of the Issuer, short-term debt or long-term debt of the Issuer or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock (other than with respect to [•] shares of Class S common stock, Class D common stock and Class I common stock, respectively, issued pursuant to the Issuer’s dividend reinvestment plan between [•] and the date hereof, [•] shares of Class S common stock, Class D common stock and Class I common stock, respectively, issued between [•] and the date hereof pursuant to the Issuer’s continuous public offering and [•] shares of Class I common stock issued between [•] and the date hereof pursuant to private placement transactions), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer and its subsidiaries taken as a whole;

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(ii)

neither the Issuer nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its subsidiaries taken as a whole; and

(iii)

neither the Issuer nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Issuer and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority.

Capitalised terms used but not defined herein shall have the meanings assigned to such terms in the Dealer Common Terms Deed Poll.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the [•] day of [•], [•].

BLUE OWL CREDIT INCOME CORP.

By:
Name:
Title:

By:
Name:
Title:

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Dealer Common Terms Deed Poll

Schedule 2 Form of Adviser Officer’s Certificate

[Letterhead of Adviser]

To:	[Name and address of Dealer]

(the “Dealer[s]”)

Blue Owl Credit Income Corp. (the “Issuer”)

A$[•] Debt Issuance Program

Issue of [A$][Aggregate Principal Amount of Notes][Title of Notes] due [•] (the “Notes”)

Each of [insert name], the duly designated, qualified, and acting [insert title] of Blue Owl Credit Advisors LLC, a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Adviser”), and [insert name], the duly designated, qualified, and acting [insert title] of the Adviser, do hereby certify on behalf of the Adviser, and not in their individual capacity, pursuant to clause 3.1(j)(ii) of the Dealer Common Terms Deed Poll dated [•] (the “Dealer Common Terms Deed Poll”), executed by the Issuer and the Adviser (“Dealer Common Terms Deed Poll”) and the Subscription Agreement between the Issuer and the Dealer[s] (the “Subscription Agreement”) in relation to the issuance of the Notes, that as of the date hereof:

(a)

the undersigned are duly appointed and acting officers of the Adviser, fully authorised to execute and deliver this Officer’s Certificate on behalf of the Adviser in connection with the issuance of the Notes;

(b)

to my knowledge, the representations and warranties of the Adviser as set forth in clause 9.2 (“Representations and warranties by the Adviser”) of the Dealer Common Terms Deed Poll are true and correct and the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Dealer Common Terms Deed Poll [and the Subscription Agreement] at or prior to the date hereof; and

(c)	since the date of the most recent financial statements of the Issuer included or incorporated by reference in the Information Memorandum:

(i)

there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and its subsidiaries taken as a whole; and

(ii)

neither the Adviser nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Adviser and its subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority.

Capitalised terms used but not defined herein shall have the meanings assigned to such terms in the Dealer Common Terms Deed Poll.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the [•] day of [•], [•].

BLUE OWL CREDIT ADVISORS LLC

By:
Name:
Title:

By:
Name:
Title:

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Dealer Common Terms Deed Poll

Schedule 3 Form of Subscription Agreement

Subscription Agreement

Details

Parties	Issuer and [Lead Manager[s] and] Dealer[s]

Issuer	Name	Blue Owl Credit Income Corp.

	Address	399 Park Avenue, 37th Floor New York, New York 10022 United States

	Telephone	+1 212 419 3000

	Email	legal@blueowl.com

	Attention	Legal

[Lead Manager[s] and] Dealer[s]	Name	[•]
	ABN / ACN / ARBN	[•]

	Address	[•]

	Telephone	[•]

	Email	[•]@[•]

	Attention	[•]
Dealer Common Terms Deed Poll	Dealer Common Terms Deed Poll dated [•] executed by the Issuer and the Adviser
Governing law	New South Wales, Australia
Notes to be subscribed	[insert description]

Date of Subscription Agreement	[•]

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General terms

1	Interpretation

1.1	Interpretation and definitions

The “Interpretation” clause of the Dealer Common Terms Deed Poll applies to this agreement as if it was fully set out in this agreement except these meanings apply unless the contrary intention appears:

Dealer means each person so described in the Details;

Dealer Common Terms Deed Poll means the deed poll so described in the Details;

Details means the section of this agreement headed “Details”;

Notes means the Notes to be subscribed for under this agreement as set out in the Details; and

Purchase Price means, in respect of any Note, the purchase price of that Note set out in clause 4.1 (“Subscription”).

1.2	Inconsistency with Dealer Common Terms Deed Poll

This agreement prevails to the extent it is inconsistent with the Dealer Common Terms Deed Poll.

2	Appointment[s]

2.1	[Appointment of Lead Manager]

[In accordance with clause 16.2 (“Lead Manager”) of the Dealer Common Terms Deed Poll, the Issuer appoints [insert name of Lead Manager] to act as a Lead Manager in respect of the Notes on the terms set out in the Dealer Common Terms Deed Poll and [insert name of Lead Manager] accepts its appointment.]

2.2	[Appointment of Dealer]

[In accordance with clause 16 (“Dealer appointment and termination”) of the Dealer Common Terms Deed Poll, the Issuer appoints [insert name of Dealer] to act as a Dealer in respect of the Notes on the terms set out in the Dealer Common Terms Deed Poll and [insert name of Dealer] accepts its appointment.]

[Except as expressly provided in this agreement, following the Issue Date of the Notes each Dealer has no further rights or obligations as a Dealer in respect of the Notes or the Dealer Common Terms Deed Poll, except such as may have accrued or been incurred prior to, or in connection with, the issue and subscription of the Notes.]

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3	Acknowledgments by Dealer[s]

Each Dealer acknowledges that it has received:

(a)	a copy of the Dealer Common Terms Deed Poll; and

(b)	an electronic copy of the Information Memorandum for the Notes.

4	Subscription

4.1	Subscription

On [insert date] or any other date no later than [insert date] as is agreed between the Issuer and [each of] the Dealer[s] (“Issue Date”):

(a)	the Issuer agrees to issue and sell the Notes in accordance with this agreement and the Dealer Common Terms Deed Poll; and

[Include this clause if the Dealers are subscribing for Notes jointly]

(b)

the Dealers jointly and severally agree to subscribe for the Notes specified below by paying the aggregate Purchase Price of A$[insert amount] in [immediately available funds/accordance with this agreement and the Dealer Common Terms Deed Poll]. [NB: amend as appropriate.]

[Include this clause if only one Dealer is subscribing for the Notes or, if more than one Dealer is subscribing for the Notes, each Dealer is subscribing for Notes individually]

(c)

[the Dealer / each Dealer severally] agrees to subscribe for the Notes specified below by paying the Purchase Price for those Notes in [immediately available funds / accordance with this agreement and the Dealer Common Terms Deed Poll]. [NB: amend as appropriate.]

Column 1	Column 2	Column 3
Name of Dealer[s]	Principal Amount of Notes to be subscribed	Purchase Price
[insert name of Dealer(s)]	[insert]	[insert]

4.2	Pricing Supplement

The Issuer confirms that it has signed a Pricing Supplement (“Pricing Supplement”) dated [insert date] in connection with the issue of the Notes.

4.3	Authority to distribute

The Issuer authorises the Dealers to distribute copies of the following documents in connection with the offering and sale of the Notes in accordance with the Dealer Common Terms Deed Poll:

(a)	the Information Memorandum;

(b)	the Pricing Supplement; and

(c)

any other documents prepared in connection with the Program and the issue of the Notes which they are authorised to distribute in accordance with clause 8.2 (“Authority to distribute”) of the Dealer Common Terms Deed Poll.

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4.4	[Obligations - individual and independent]

[Except as expressly provided in this agreement, the obligations of each Dealer under this agreement are individual and independent and:

(a)	the failure of one or more of them to comply with their obligations under this agreement does not relieve the others of any of their respective obligations;

(b)	no one of them is responsible for the failure of one or more of the others to comply with their obligations under this agreement; and

(c)	each of them may separately enforce its rights against the Issuer.]

[NB: clause 4.4 is only to be inserted if more than one Dealer is to subscribe the issuance. Amend as appropriate.]

4.5	[Payment]

[Despite clause 4.1 (“Subscription”) [and clause 4.4 (“Obligations - individual and independent”),] [the Issuer and each Dealer] agree among themselves that settlement takes place on the following basis:

(a)

[insert name of Settling Dealer] (“[x]”) agrees to pay, or procure the payment of, the aggregate Purchase Price for the Notes to the account nominated by the Issuer or in any other manner agreed between them;

(b)	the Issuer agrees to issue the Notes to [x]; [and]

(c)

[x] agrees to deliver the Notes to the other Dealer[s] (or at [its/their] direction) in the principal amounts specified in column 2 of the table in clause 4.1 (“Subscription”) against payment to [x] of an amount equal to [its / their] respective settlement amounts through the Austraclear System or in any other manner agreed between them.

Nothing in this clause 4.5 relieves the Issuer from the obligation to sell the Notes or the Dealer[s] from their obligations to purchase the Notes in accordance with the other provisions of this agreement.

[x] is not responsible to any other party if the Issuer or the other Dealers do not comply with their obligations under this agreement, or procure another party to perform the Dealer’s obligations under this agreement on its behalf, and if a Dealer becomes insolvent or otherwise unable to perform its obligations on or before the Issue Date, the Issuer need not issue the Notes to be delivered to that Dealer under paragraph (c) and [x] need not pay the Issuer the proportionate amount of the Purchase Price attributable to those Notes.

[NB: clause 4.5 is only to be inserted if more than one Dealer is to subscribe the issuance and if agreed before the Issue Date.]]

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5	Dealer Common Terms Deed Poll

For the purposes of the Dealer Common Terms Deed Poll:

(a)	the Notes are Notes as defined in the Dealer Common Terms Deed Poll;

(b)	this agreement is a Subscription Agreement; and

(c)	each Dealer is a Dealer on the terms set out in the Dealer Common Terms Deed Poll.

6	Secondary market

Each Dealer acknowledges that the issue of Notes under this agreement is a [Private Issue / Syndicated Issue] of Notes, and that clause 4 (“Procedures for offer and acceptance of Notes”) of the Dealer Common Terms Deed Poll relating to [Private Issue / Syndicated Issue] applies to Notes subscribed for under this agreement.

7	Conditions precedent

7.1	Acknowledgment

The Issuer acknowledges that the [Dealer’s / Dealers’] obligations to subscribe and pay for the Notes on the Issue Date are subject to the satisfaction of the conditions precedent set out in clause 3 (“Conditions precedent”) of the Dealer Common Terms Deed Poll.

7.2	[Additional conditions precedent]

[The [Dealer’s / Dealers’] obligations to subscribe and pay for the Notes on the Issue Date are subject to the satisfaction of the following additional conditions precedent:

(a)	[confirmation in a form and substance satisfactory to the Dealer[s] from each of:

(i)	King & Wood Mallesons, legal advisers to the Issuer as to the laws of the state of New South Wales and the Commonwealth of Australia; and

(ii)	[[•], with respect to the due incorporation, power, capacity and authority of the Issuer and certain other related matters]; and

(iii)	[[•], with respect to the United States tax disclosure set out in the Information Memorandum and certain other related matters],

that [the / each] Dealer may rely on the legal opinion provided by it in connection with the Program as if such Dealer were an addressee on the date such legal opinion was given;] [and]

(b)	[a GPS 120 confirmation from King & Wood Mallesons]; [and]

(c)	[NB: set out a list of additional conditions precedent (if any) required by the Dealer(s) under clause 3.1(l) of the Dealer Common Terms Deed Poll]]

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7.3	Termination

If any of the conditions in clause 3 (“Conditions precedent”) of the Dealer Common Terms Deed Poll or this clause 7 are not satisfied or waived by the Issue Date, [the / each Dealer] may terminate this agreement and the Dealer[s] [is / are] released from [its / their respective obligations] under it.

Termination under this clause 7.3 does not prejudice any accrued right or obligation of the Issuer [in respect of Costs of the Dealer[s] incurred before or in conjunction with the termination].

8	[MiFID Product Governance Rules]

[Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance Rules regarding the mutual responsibilities of manufacturers under the MiFID Product Governance Rules:

(a)

each of [identify Dealer(s) who is / are deemed to be EEA investment firm manufacturer(s)] (each a “Manufacturer” and together the “Manufacturers”) [acknowledges to each other Manufacturer] that it understands the responsibilities conferred upon it under the MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the [Pricing Supplement / announcements] in connection with the Notes; and

(b)

the Issuer [and [include Dealer(s) who is / are not EEA investment firm manufacturer(s)] note the application of the MiFID Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the [Pricing Supplement / announcements] in connection with the Notes.]

[NB: clause 8 is only to be inserted if a party is an in-scope EEA investment firm manufacturer.]

9	[UK MiFIR Product Governance Rules]

[Solely for the purposes of the requirements of 3.2.7R of the UK MiFIR Product Governance Rules regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)

each of [identify Dealer(s) who is / are deemed to be UK investment firm manufacturer(s)] (each a “UK Manufacturer” and together the “UK Manufacturers”) [acknowledges to each other UK Manufacturer] that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the [Pricing Supplement / announcements] in connection with the Notes; and

(b)

the Issuer [and [include Dealer(s) who is / are not UK investment firm manufacturer(s)] note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the UK Manufacturer[s] and the related information set out in the [Pricing Supplement / announcements] in connection with the Notes.]

[NB: clause 9 is only to be inserted if a party is an in-scope UK MiFIR manufacturer.]

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10	[Joint activities]

(a)	[The Dealers acknowledge that:

(i)	they have agreed to come together to assist the Issuer to execute the offer and issuance of the Notes and their distribution; and

(ii)	they have, in order to give effect to their intention, severally agreed to their respective obligations on the terms of this agreement.

(b)

In particular, without limiting the foregoing, the parties acknowledge that activities undertaken jointly by the Dealers (including, without limitation, the bookbuild process, any communication with potential investors or the Noteholders, the determination of and the agreement to severally sell the Notes at the reoffer price and pay the Purchase Price of the Notes, the allocation process, the restriction on offers of Notes and any obligations relating to the promotion of a secondary market in the Notes) are for the purposes of and reasonably necessary for the implementation and execution of the offer and issuance of the Notes and their distribution.]

[NB: clause 10 is only to be inserted if more than one Dealer is to subscribe the issuance. Amend as appropriate.]

11	Fees

[The Issuer agrees to pay to [the / each] Dealer on the Issue Date a dealer fee [of [•] per cent of the [Dealer’s proportionate share of] Principal Amount of the Tranche (as defined in the Pricing Supplement for the Notes) / as separately agreed between them.]

[The obligation of the Issuer under this clause 11 is subject to this agreement not having been terminated under clause 7.3 (“Termination”).]

[NB: amend as appropriate]

12	Costs and expenses

Other than in respect of the foregoing, or unless otherwise agreed, each party agrees to pay its own Costs in connection with the negotiation, preparation and execution of this agreement.

13	[Selling restrictions]

[The Issuer and [each of] the Dealer[s] agree that the selling restrictions set out in the Information Memorandum are changed for the purposes of clause 7.4 (“Change to Selling Restrictions”) of the Dealer Common Terms Deed Poll [as set out in the Pricing Supplement / as follows:

[Insert modification / supplement of selling restrictions as appropriate]]

[NB: include this clause 13 if the selling restrictions in the Information Memorandum are to be changed]

14	[Listing]

[The Issuer agrees that it will cause an application for the Notes subscribed for under this agreement to be [listed / admitted to trading / quoted] on [insert details of Stock Exchange] and acknowledges that clause 10 (“Undertakings”) of the Dealer Common Terms Deed Poll applies to Notes subscribed for under this agreement.]

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[NB: include this clause 14 if the Notes are to be listed, quoted and/or traded on a Stock Exchange]

15	Notices

Clause 20 (“Notices”) of the Dealer Common Terms Deed Poll applies to this agreement.

[However, if the Notes are issued by way of Syndicated Issue, any communication to a Dealer must be sent to the address or email address of the Lead Manager as set out or referred to in the Details. The Lead Manager must give a copy of any notice it receives under this clause to the Dealer.]

16	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

17	Governing law and service of process

This agreement is governed by the law in force in New South Wales, Australia and the parties submit to the non-exclusive jurisdiction of the courts of that place.

Clause 23 (“Governing law and service of process”) of the Dealer Common Terms Deed Poll shall apply mutatis mutandis to this agreement.

EXECUTED as an agreement

[Include execution clauses for Issuer and Dealer(s)]

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Dealer Common Terms Deed Poll

Schedule 4 Notice of variation of Program Amount

[Letterhead of Issuer]

[Date]

To:     [Name and address of Registrar]

Attention:  [insert]

Notice of variation of Program Amount to Blue Owl Credit Income Corp.’s A$[•] Debt Issuance Program (“Program”) - Dealer Common Terms Deed Poll dated [•] executed by the Issuer and the Adviser (“Dealer Common Terms Deed Poll”)

In accordance with clause 19.1 (“Variation of Program Amount”) of the Dealer Common Terms Deed Poll, we give notice as follows.

The Program Amount for the Program is to be varied from A$[insert amount] to A$[insert amount].

This variation is to take effect from [insert date].

[In connection with the variation, we attach copies of the following documents:

(a)	[certified copies of all documents evidencing the applicable approvals required to be granted by the Issuer for the variation;]

(b)

[a legal opinion from its Australian legal counsel, [King & Wood Mallesons], from [[•] with respect to the due incorporation, power, capacity and authority of the Issuer and certain other related matters,] and from [[•] with respect to the United States tax disclosure set out in the Information Memorandum and certain other related matters] relating to the variation; and]

(c)	[a list of the names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer all notices and other documents to be delivered in connection with the variation.]]

On and from the date on which the variations to the Program Amount takes effect, all references in the Dealer Common Terms Deed Poll [and the other Program Documents] to the Program Amount or the amount of the Program are to be taken as references to the varied Program Amount specified above.

The “Interpretation” clause of the Dealer Common Terms Deed Poll applies to this notice as if it was fully set out in this notice.

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Yours faithfully

for and on behalf of

Blue Owl Credit Income Corp.

By:
Name:
Position:
Date:

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Dealer Common Terms Deed Poll

Signing page

Dated: 8 October 2024

Issuer

SIGNED, SEALED AND DELIVERED

by BRYAN COLE, CHIEF FINANCIAL

OFFICER AND CHIEF OPERATING

OFFICER

as authorised signatory for BLUE OWL

CREDIT INCOME CORP. in the

presence of:

/s/ Wendy Csatari

Signature of witness

Wendy Csatari

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Bryan Cole By executing this document the signatory states that the signatory has received no notice of revocation of the power of authority

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Adviser

SIGNED, SEALED AND DELIVERED

by NEENA REDDY, CHIEF LEGAL

OFFICER

as authorised signatory for BLUE

OWL CREDIT ADVISORS LLC

in the presence of:

/s/ Susan Capellini

Signature of witness

Susan Capellini

Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Bryan Cole By executing this document the signatory states that the signatory has received no notice of revocation of the power of authority

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